UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 19, 2024

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Accounting Officer and Appointment of New Principal Accounting Officer

On March 19, 2024, the Board of Directors of BeiGene, Ltd. (the “Company”), designated Titus Ball as principal accounting officer of the Company, effective on that date. Mr. Ball assumes the role of principal accounting officer from Julia Wang, the Company’s Chief Financial Officer, who previously served as the Company’s principal financial officer and principal accounting officer. Ms. Wang will continue to serve as the Company’s Chief Financial Officer and principal financial officer.

Mr. Ball, age 51, joined the Company in August of 2023 as Vice President, Chief Accounting Officer. Prior to joining the Company, from 2022 to 2023, Mr. Ball served as Managing Director in KMPG’s Accounting Advisory practice. From 2010 through 2021, Mr. Ball held various finance roles of increasing responsibility with Carlisle Companies Inc., including most recently as VP of Finance of Carlise’s Fluid Technologies segment and Carlisle Companies Inc.’s VP & Chief Accounting Officer. Prior to joining Carlisle Companies Inc., Mr. Ball was an Audit Senior Manager at PricewaterhouseCoopers. Mr. Ball received his B.A. in Economics and Business Administration from King University.

There are no arrangements or understandings between Mr. Ball and any other persons pursuant to which he was selected as principal accounting officer. Mr. Ball has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

Amended Independent Director Compensation Policy

On March 19, 2024, upon recommendation of the Compensation Committee, the Board of Directors of the Company approved amendments to the Company’s Independent Director Compensation Policy (the “Amended Independent Director Compensation Policy”). Under the Amended Independent Director Compensation Policy, the chairperson of the Nominating and Corporate Governance Committee (the “Nominating Committee”) will be paid an annual cash retainer of $20,000, which reflects a $2,000 increase from the existing annual retainer adopted in 2023, and members of the Nominating Committee will be paid an annual cash retainer of $10,000, which reflects a $1,000 increase from the existing annual retainer adopted in 2023. The changes for the cash annual retainers, which are paid quarterly, are effective as of April 1, 2024. There are no changes in the amount or composition of the equity award compared to the policy adopted in 2023.

A complete copy of the Amended Independent Director Compensation Policy is filed as Exhibit 10.1 and is incorporated herein by reference. The above summary of the terms of the Amended Independent Director Compensation Policy does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended Independent Director Compensation Policy
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Exhibit Index

Exhibit No.	Description
10.1	Amended Independent Director Compensation Policy
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: March 20, 2024	By:	/s/ Chan Lee
	Name:	Chan Lee
	Title:	Senior Vice President, General Counsel